Exhibit 99.1

Secured Digital Announces Third Quarter 2008 Financial Results

Operating Income for Nine Months Ended 9/30/08 Up By 57%

NEW YORK--(BUSINESS WIRE)--November 19, 2008--Secured Digital Applications, Inc. (OTCBB:SDGL), a provider of mobile communication, outsourced business and information technology consulting services today released its unaudited financial results for the third quarter 2008. The company reported total revenue of $45.8 million for the first nine months ended September 30, 2008, an increase of 38% over the same period in 2007.

In its quarterly report filed with the U.S. Securities and Exchange Commission today, the Company reported that its operating income of $1,855,738 for the nine months ended September 30, 2008 has exceeded the nine months ended September 30, 2007 by $675,074 or 57%.

Third Quarter 2008 Financial Highlights versus Third Quarter 2007:

  Revenues of $16,631,552 versus $11,818,070, an increase of 41%
  Cost of revenues of $15,374,440 versus $10,772,762, an increase of 43%
  Gross profit of $1,257,112 versus $1,045,308, an increase of 20%
  Operating income of $519,087 versus $466,683, an increase of 11%
  Net income of $47,233 versus $398,890, a decrease of 88%

The decrease in net income for the quarter ended September 30, 2008 compared to the same period in 2007 was primarily attributed to the weak Malaysian Ringgit against the US Dollar, resulting in a loss on foreign currency transaction upon consolidation of the Company’s financials.

About Secured Digital Applications, Inc.:

Secured Digital Applications, Inc. is a provider of mobile communication, business process outsourcing and multimedia content production services. The Company’s business is organized under two divisions. The first division is involved in multimedia production, information technology, computing consulting and business process outsourcing services. The second division is focused on mobile VoIP, mobile advertising, sale of smarthome and biometric security hardware, sale of Bluetooth, Global Positioning System and Radio Frequency Identification enabled applications. The target market for the Company’s products and services include customers from the United States, Asia and Australia. For more information, please visit www.digitalapps.net, www.eystar.com and www.sdawmedia.com. Information on our websites does not comprise a part of the press release.

Safe Harbor Statement:

Information contained in this press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of forward-looking terminology such as "believes," "expects," "is expected," "intends," "may," "will," "should," "anticipates," "plans" or the negative thereof. These forward looking statements often include forecasts and projections for future revenue and/or profits and are subject to revision and are not based on audited results. Forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause actual results to vary materially from historical results or from any future results expressed or implied in such forward-looking statements. Such risks and uncertainties include, but are not limited to, economic downturns, failure to achieve anticipated short- and long-term financial benefits from our business, failure to achieve market demand and acceptance for our products and services and failure to generate sufficient capital or to obtain financing to fund our operations and growth. The Company does not undertake to update, revise or correct any forward-looking statements. Investors are cautioned that current results are not necessarily indicative of future results, and actual results may differ from projected amounts. For more complete information concerning factors that could affect the Company's results, reference is made to the Company's registration statements, reports and other documents filed with the Securities and Exchange Commission.

CONTACT:
Newport Capital Consultants
Stephen Jones, 972-712-1039
esjones1@aol.com
or
Secured Digital Applications Inc.
Valerie Looi
valerie.looi@digitalapps.net